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                     AMERICAN ELECTRIC POWER COMPANY, INC.
                           OFFER TO PURCHASE FOR CASH
           ANY AND ALL OUTSTANDING SHARES OF THE FOLLOWING SERIES OF
                         CUMULATIVE PREFERRED STOCK OF

                         INDIANA MICHIGAN POWER COMPANY

119,767 SHARES, CUMULATIVE PREFERRED STOCK, 4-1/8% SERIES AT A PURCHASE PRICE OF $62.31 PER SHARE CUSIP NUMBER 454889 30 4
 40,000 SHARES, CUMULATIVE PREFERRED STOCK, 4.12% SERIES AT A PURCHASE PRICE OF $64.17 PER SHARE CUSIP NUMBER 454889 20 5
 60,000 SHARES, CUMULATIVE PREFERRED STOCK, 4.56% SERIES AT A PURCHASE PRICE OF $69.94 PER SHARE CUSIP NUMBER 454889 82 5
400,000 SHARES, CUMULATIVE PREFERRED STOCK, 5.90% SERIES AT A PURCHASE PRICE OF $101.83 PER SHARE CUSIP NUMBER 454889 85 8
300,000 SHARES, CUMULATIVE PREFERRED STOCK, 6-1/4% SERIES AT A PURCHASE PRICE OF $103.79 PER SHARE CUSIP NUMBER 454889 84 1
300,000 SHARES, CUMULATIVE PREFERRED STOCK, 6-7/8% SERIES AT A PURCHASE PRICE OF $106.45 PER SHARE CUSIP NUMBER 454889 86 6
350,000 SHARES, CUMULATIVE PREFERRED STOCK, 6.30% SERIES AT A PURCHASE PRICE OF $103.71 PER SHARE CUSIP NUMBER 454889 83 3
                            ------------------------

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 28, 1997, UNLESS THE OFFER IS EXTENDED.

                            ------------------------
                                                                January 30, 1997
To Our Clients:

    Enclosed for your consideration are the Offer to Purchase and Proxy Statement, dated January 30, 1997, a proxy and a separate Letter of Transmittal for each series of cumulative preferred stock listed above (each a "Series of Preferred" and the holder thereof a "Preferred Shareholder") of Indiana Michigan Power Company ("I&M"), an Indiana corporation and direct utility subsidiary of American Electric Power Company, Inc. ("AEP"), of which you own shares. As to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal, constitutes the "Offer" of AEP to purchase any and all shares of the Series of Preferred ("Shares") at the purchase price per Share listed above plus accrued and unpaid dividends, net to the seller in cash, upon the terms and subject to the conditions of the Offer. AEP will purchase any and all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. The Offer for a Series of Preferred is not conditioned upon any minimum number of Shares of such Series of Preferred being tendered and is independent of the Offer for any other Series of Preferred. While Preferred Shareholders who wish to tender their Shares pursuant to the Offer need not vote in favor of the proposed amendment to I&M's Amended Articles of Acceptance, as set forth in the Offer to Purchase and Proxy Statement (the "Proposed Amendment"), the Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting (as defined in the Offer to Purchase and Proxy Statement). I&M's Board of Directors recommends voting for the Proposed Amendment. In addition, Preferred Shareholders have the right to vote for or against the Proposed Amendment regardless of whether they tender their Shares. If the Proposed Amendment is approved and adopted by I&M's shareholders, I&M will make a special cash payment in the amount of $1.00 per Share to each Preferred Shareholder who voted in favor of the Proposed Amendment, provided that such Shares have not been tendered pursuant to the Offer. See "Proposed Amendment and Proxy Solicitation", "Terms of the
Offer -- Certain Conditions of the Offer" and "Terms of the Offer -- Extension of Tender Period; Termination; Amendments" in the Offer to Purchase and Proxy Statement.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OR A VOTE OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY LETTER OF TRANSMITTAL FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER OR VOTE SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender and/or vote any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

        (1) The Offer is for any and all Shares outstanding as of January 30, 1997. The Offer for a Series of Preferred is independent of the Offer for any other Series of Preferred.

        (2) The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on February 28, 1997, unless the Offer is extended with respect to a Series of Preferred. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of forty business days from the commencement of the Offer if such tendered Shares have not been accepted for payment.

        (3) While Preferred Shareholders who wish to tender their Shares pursuant to the Offer need not vote in favor of the Proposed Amendment, the Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting.

        (4) Preferred Shareholders have the right to vote for or against the Proposed Amendment regardless of whether they tender their Shares. If the Proposed Amendment is approved and adopted by I&M's shareholders, I&M will make a special cash payment in the amount of $1.00 per Share to each Preferred Shareholder who voted in favor of the Proposed Amendment, provided that such Shares have not been tendered pursuant to the Offer.

        (5) Any stock transfer taxes applicable to the sale of Shares to AEP pursuant to the Offer will be paid by AEP, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    NEITHER AEP, I&M, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL
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SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO
WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    If you wish to have us tender and/or vote any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or vote on your behalf by the expiration of the Offer or the Special Meeting, as applicable.

    The Offer is being made to all holders of Shares. AEP is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If AEP becomes aware of any valid state statute prohibiting the making of the Offer, AEP will make a good faith effort to comply with such statute. If, after such good faith effort, AEP cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of AEP by the Dealer Managers (as defined in the Offer) or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                  INSTRUCTIONS
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                       ANY AND ALL OUTSTANDING SHARES OF
                            THE PREFERRED STOCK OF,
                           AND PROXY SOLICITATION BY,

                         INDIANA MICHIGAN POWER COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase and Proxy Statement, dated January 30, 1997, a proxy and a separate Letter of Transmittal for each series of preferred stock of Indiana Michigan Power Company (each a "Series of Preferred") in which the undersigned owns shares (as to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal, constitutes the "Offer") in connection with the invitation of American Electric Power Company, Inc. ("AEP") to the holders of each Series of Preferred to tender any and all of their shares of a Series of Preferred ("Shares") for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Proxy Statement plus accrued and unpaid dividends, net to the seller in cash, upon the terms and subject to the conditions of the Offer, and in connection with the proxy solicitation being conducted by the Board of Directors of Indiana Michigan Power Company.

    This will instruct you to tender to AEP the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

                   SERIES OF PREFERRED                                       NUMBER OF SHARES TO BE TENDERED*

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

    You are further instructed to vote as designated hereunder in respect of the Proposed Amendment all shares which the undersigned is entitled to vote at the Special Meeting:**

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                                     SIGN HERE

    SIGNATURE(S):
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    NAME(S):
    ----------------------------------------------------------------------------

    ADDRESS:
    ----------------------------------------------------------------------------

    DATED: ____________, 1997     SOCIAL SECURITY OR TAXPAYER IDENTIFICATION
    NO.:__________________

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 * By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

** By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be voted FOR the Proposed Amendment.